Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Abby Smith
	Intuit Inc.	Intuit Inc.
	650-944-3324	408-839-6028
	kim_watkins@intuit.com	abby_smith@intuit.com

Intuit Reports Second Quarter Results and Reiterates Full Year Guidance; Organic Online Ecosystem Revenue Grew 37 Percent

MOUNTAIN VIEW, Calif. - February 24, 2022 - Intuit Inc. (Nasdaq: INTU), the global technology platform that makes TurboTax, QuickBooks, Mint, Credit Karma and Mailchimp, announced financial results for the second quarter of fiscal 2022, which ended January 31.
“We see continued strong momentum across the company as we focus on our mission to power prosperity and solve our customers’ biggest financial problems," said Sasan Goodarzi, Intuit's chief executive officer. "Our platform continues to thrive as digitization is more important now than ever. As we move through tax season, we're proud to help customers get the biggest refund they deserve."
Financial Highlights
For the second quarter, Intuit:
•Grew total revenue to $2.7 billion, up 70 percent, including the addition of Mailchimp and a full quarter of Credit Karma. Excluding Mailchimp and Credit Karma, total revenue grew 39 percent.
•Increased Small Business and Self-Employed Group revenue 47 percent to $1.6 billion. Excluding Mailchimp revenue of $240 million, Small Business and Self-Employed Group revenue grew 24 percent.
•Grew Online Ecosystem revenue 74 percent to $1.1 billion. Excluding Mailchimp, Online Ecosystem revenue grew 37 percent.
•Reported Credit Karma revenue of $444 million, a quarterly record for the business.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
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Snapshot of Second-quarter Results

	GAAP			Non-GAAP
	Q2 FY22	Q2 FY21	Change	Q2 FY22	Q2 FY21	Change
Revenue	$2,673	$1,576	70%	$2,673	$1,576	70%
Operating Income (Loss)	$56	$(25)	NM	$612	$235	160%
Earnings Per Share	$0.35	$0.07	400%	$1.55	$0.68	128%
NM = Not Meaningful
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

Business Segment Results
Small Business and Self-Employed Group
•QuickBooks Online Accounting revenue grew 35 percent in the quarter, driven primarily by higher effective prices, customer growth and mix-shift.
•Online Services revenue grew to $574 million, up 139 percent, driven by the addition of Mailchimp, and growth in QuickBooks Online payroll and QuickBooks Online payments, up from $240 million the prior year. Excluding Mailchimp revenue of $240 million, online services revenue grew 39 percent.
•Total international online revenue grew 226 percent on a constant currency basis, and 33 percent excluding Mailchimp.

Credit Karma
•Credit Karma saw record revenue in the quarter driven by strength in personal loans and credit cards combined.
Consumer and ProConnect Groups
•Consumer Group revenue grew to $411 million in the quarter, up from $147 million the prior year, reflecting the earlier IRS opening this year.
•ProConnect Group professional tax revenue grew to $237 million in the quarter, up from $207 million the prior year.

Capital Allocation Summary
In the second quarter the company:
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•Reported a total cash and investments balance of approximately $1.4 billion as of January 31.
•Repurchased $519 million of shares, with $2.5 billion remaining on the company's share repurchase authorization.
•Received Board approval for a quarterly dividend of $0.68 per share, payable April 18, 2022. This represents a 15 percent increase compared to the same period last year.
Forward-looking Guidance
Intuit reiterated guidance for the full fiscal year 2022. The company expects:
•Revenue of $12.165 billion to $12.300 billion, growth of approximately 26 to 28 percent, including Mailchimp as of November 1 and a full year of Credit Karma.
•Excluding Mailchimp, revenue growth of 18 to 20 percent.
•GAAP operating income of $2.441 billion to $2.501 billion, a decline of approximately 2 percent to flat.
•Non-GAAP operating income of $4.370 billion to $4.430 billion, growth of approximately 25 to 27 percent.
•GAAP diluted earnings per share of $7.00 to $7.16, a decline of approximately 7 to 5 percent.
•Non-GAAP diluted earnings per share of $11.48 to $11.64, growth of approximately 18 to 20 percent.

Intuit announced guidance for the third quarter of fiscal year 2022, which ends April 30. The company expects:
•Revenue growth of approximately 32 to 33 percent.
•GAAP earnings per share of $6.18 to $6.24.
•Non-GAAP diluted earnings per share of $7.51 to $7.57.
Intuit completed the acquisition of Mailchimp, the largest transaction in the company’s history during the second quarter. The company is working to finalize the purchase price accounting process, which could result in a one-time impact to its second quarter GAAP results and full year fiscal 2022 GAAP guidance issued today. This process will not result in a change to the total consideration of the transaction. The company expects to complete this process before it files its Form 10-Q with the Securities and Exchange Commission.
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Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. PT on February 24. The conference call can be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 1361148. The audio webcast will remain available on Intuit’s website for one week after the conference call.
About Intuit
Intuit is the global technology platform that helps consumers and small businesses overcome their most important financial challenges. Serving more than 100 million customers worldwide with TurboTax, QuickBooks, Mint, Credit Karma, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us for the latest information about Intuit, our products and services, and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including expectations regarding: the purchase price accounting for the Mailchimp acquisition; the size of the market for tax preparation software; the timing of when individuals will file their tax returns; forecasts and timing of growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2022 and beyond; timing and growth of revenue from current or future products and services; Intuit's corporate tax rate; the amount and timing of any future dividends or share repurchases; and the impact of acquisitions and other
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strategic decisions on our business; as well as all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant global economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity, including the acquisition and integration of Credit Karma and Mailchimp; the issuance of equity or incurrence of debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2021 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fiscal 2022 full-year and Q3 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

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TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Net revenue:
Product	$525	$495	$922	$862
Service and other	2,148	1,081	3,758	2,037
Total net revenue	2,673	1,576	4,680	2,899
Costs and expenses:
Cost of revenue:
Cost of product revenue	20	22	35	37
Cost of service and other revenue	503	331	890	565
Amortization of acquired technology	42	14	57	21
Selling and marketing	942	580	1,492	942
Research and development	590	368	1,120	693
General and administrative	399	250	661	419
Amortization of other acquired intangible assets	121	36	174	38
Total costs and expenses [A]	2,617	1,601	4,429	2,715
Operating income (loss)	56	(25)	251	184
Interest expense	(21)	(7)	(28)	(15)
Interest and other income (loss), net	(5)	54	45	63
Income before income taxes	30	22	268	232
Income tax (benefit) provision [B]	(70)	2	(60)	14
Net income	$100	$20	$328	$218

Basic net income per share	$0.35	$0.07	$1.18	$0.82
Shares used in basic per share calculations	283	270	278	266

Diluted net income per share	$0.35	$0.07	$1.16	$0.81
Shares used in diluted per share calculations	287	273	282	269

Cash dividends declared per common share	$0.68	$0.59	$1.36	$1.18

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income (loss) for the periods shown.

	Three Months Ended		Six Months Ended
(in millions)	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Cost of revenue	$38	$16	$65	$31
Selling and marketing	83	44	147	76
Research and development	132	67	241	105
General and administrative	83	53	163	79
Total share-based compensation expense	$336	$180	$616	$291

[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
For the three and six months ended January 31, 2022, we recognized excess tax benefits on share-based compensation of $62 million and $109 million, respectively, in our provision for income taxes. For the three and six months ended January 31, 2021, we recognized excess tax benefits on share-based compensation of $12 million and $64 million, respectively, in our provision for income taxes.
We recorded a $70 million tax benefit on pretax income of $30 million for the three months ended January 31, 2022. For the six months ended January 31, 2022, we recorded a tax benefit of $60 million on pretax income of $268 million. Excluding discrete tax items primarily related to share-based compensation tax benefits mentioned above, our effective tax rate was 25% for the three and six months ended January 31, 2022. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
Our effective tax rates for the three and six months ended January 31, 2021 were approximately 8% and 6%, respectively. The acquisition of Credit Karma in fiscal 2021 resulted in an increase in the annual effective tax rate from 25% at October 31, 2020 to 26% at January 31, 2021 primarily due to non-deductible share-based compensation and transaction costs. Excluding the effect of the change in annual effective tax rate for the quarter and discrete tax items, primarily related to share-based compensation tax benefits mentioned above, our effective tax rate for the three and six months ended January 31, 2021 was approximately 26%. The difference from the federal statutory rate of 21% was primarily due to state income taxes, non-deductible share-based compensation and non-deductible transaction costs related to the Credit Karma acquisition, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$195	$56	$—	$—	$251
Amortization of acquired technology	15	42	—	—	57
Amortization of other acquired intangible assets	53	121	—	—	174
Professional fees for business combinations	12	57	—	—	69
Share-based compensation expense	280	336	—	—	616
Non-GAAP operating income (loss)	$555	$612	$—	$—	$1,167

GAAP net income (loss)	$228	$100	$—	$—	$328
Amortization of acquired technology	15	42	—	—	57
Amortization of other acquired intangible assets	53	121	—	—	174
Professional fees for business combinations	12	57	—	—	69
Share-based compensation expense	280	336	—	—	616
Net (gain) loss on debt securities and other investments [A]	(42)	—	—	—	(42)
Income tax effects and adjustments [B]	(123)	(210)	—	—	(333)
Non-GAAP net income (loss)	$423	$446	$—	$—	$869

GAAP diluted net income (loss) per share	$0.82	$0.35	$—	$—	$1.16
Amortization of acquired technology	0.06	0.14	—	—	0.20
Amortization of other acquired intangible assets	0.19	0.42	—	—	0.62
Professional fees for business combinations	0.04	0.20	—	—	0.24
Share-based compensation expense	1.01	1.17	—	—	2.18
Net (gain) loss on debt securities and other investments [A]	(0.15)	—	—	—	(0.15)
Income tax effects and adjustments [B]	(0.44)	(0.73)	—	—	(1.18)
Non-GAAP diluted net income (loss) per share	$1.53	$1.55	$—	$—	$3.07

Shares used in GAAP diluted per share calculation	277	287	—	—	282

Shares used in non-GAAP diluted per share calculation	277	287	—	—	282
[A] During the three months ended October 31, 2021, we recognized $39 million of net gains on other long-term investments.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2021
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$209	$(25)	$1,914	$402	$2,500
Amortization of acquired technology	7	14	14	15	50
Amortization of other acquired intangible assets	2	36	54	54	146
Professional fees for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	244	753
Non-GAAP operating income (loss)	$334	$235	$2,201	$715	$3,485

GAAP net income (loss)	$198	$20	$1,464	$380	$2,062
Amortization of acquired technology	7	14	14	15	50
Amortization of other acquired intangible assets	2	36	54	54	146
Professional fees for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	244	753
Net (gain) loss on debt securities and other investments	(7)	(8)	—	—	(15)
Other income from divested businesses [A]	—	(30)	—	—	(30)
Income tax effects and adjustments [B]	(66)	(57)	(73)	(149)	(345)
Non-GAAP net income (loss)	$250	$185	$1,678	$544	$2,657

GAAP diluted net income (loss) per share	$0.75	$0.07	$5.30	$1.37	$7.56
Amortization of acquired technology	0.03	0.05	0.05	0.06	0.18
Amortization of other acquired intangible assets	—	0.14	0.19	0.20	0.53
Professional fees for business combinations	0.02	0.11	—	—	0.13
Share-based compensation expense	0.42	0.66	0.79	0.88	2.76
Net (gain) loss on debt securities and other investments	(0.03)	(0.03)	—	—	(0.05)
Other income from divested businesses [A]	—	(0.11)	—	—	(0.11)
Income tax effects and adjustments [B]	(0.25)	(0.21)	(0.26)	(0.54)	(1.26)
Non-GAAP diluted net income (loss) per share	$0.94	$0.68	$6.07	$1.97	$9.74

Shares used in GAAP diluted per share calculation	265	273	276	277	273

Shares used in non-GAAP diluted per share calculation	265	273	276	277	273
[A]    During the three months ended January 31, 2021, we recorded a $30 million gain from the sale of a note receivable that was previously written off.
[B]    As discussed in "About Non-GAAP Financial Measures - Income Tax Effects and Adjustments" following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 31, 2022	July 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,257	$2,562
Investments	157	1,308
Accounts receivable, net	889	391
Income taxes receivable	241	123
Prepaid expenses and other current assets	571	316
Current assets before funds held for customers	3,115	4,700
Funds held for customers	375	457
Total current assets	3,490	5,157

Long-term investments	90	43
Property and equipment, net	831	780
Operating lease right-of-use assets	439	380
Goodwill	13,732	5,613
Acquired intangible assets, net	7,388	3,252
Long-term deferred income taxes	8	8
Other assets	325	283
Total assets	$26,303	$15,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$883	$623
Accrued compensation and related liabilities	413	530
Deferred revenue	822	684
Other current liabilities	475	361
Current liabilities before customer fund deposits	2,593	2,198
Customer fund deposits	375	457
Total current liabilities	2,968	2,655

Long-term debt	6,732	2,034
Long-term deferred income tax liabilities	506	525
Operating lease liabilities	429	380
Other long-term obligations	73	53
Total liabilities	10,708	5,647

Stockholders’ equity	15,595	9,869
Total liabilities and stockholders’ equity	$26,303	$15,516

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	January 31, 2022	January 31, 2021
Cash flows from operating activities:
Net income	$328	$218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	96	77
Amortization of acquired intangible assets	233	60
Non-cash operating lease cost	40	28
Share-based compensation expense	616	291
Deferred income taxes	(12)	11
Other	(29)	(48)
Total adjustments	944	419
Originations of loans held for sale	—	(41)
Sale and principal payments of loans held for sale	—	143
Changes in operating assets and liabilities:
Accounts receivable	(472)	(178)
Income taxes receivable	(117)	(82)
Prepaid expenses and other assets	(133)	(63)
Accounts payable	84	87
Accrued compensation and related liabilities	(523)	(269)
Deferred revenue	83	90
Operating lease liabilities	(41)	(27)
Other liabilities	77	27
Total changes in operating assets and liabilities	(1,042)	(415)
Net cash provided by operating activities	230	324
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(318)	(535)
Sales of corporate and customer fund investments	1,429	89
Maturities of corporate and customer fund investments	154	265
Purchases of property and equipment	(107)	(71)
Acquisitions of businesses, net of cash acquired	(5,682)	(3,045)
Originations of term loans to small businesses	(317)	(70)
Principal repayments of term loans from small businesses	175	53
Other	(16)	48
Net cash used in investing activities	(4,682)	(3,266)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	4,700	—
Repayments on borrowings under unsecured revolving credit facility	—	(1,000)
Proceeds from borrowings under secured revolving credit facility	2	—
Repayment of debt	—	(13)
Proceeds from issuance of stock under employee stock plans	75	108
Payments for employee taxes withheld upon vesting of restricted stock units	(355)	(168)
Cash paid for purchases of treasury stock	(874)	(164)
Dividends and dividend rights paid	(385)	(321)
Net change in customer fund deposits	(82)	(29)

Other	(9)	—
Net cash provided by (used in) financing activities	3,072	(1,587)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	(6)	10
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,386)	(4,519)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	2,819	6,697
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$1,433	$2,178
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$1,257	$1,952
Restricted cash and restricted cash equivalents included in funds held for customers	176	226
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$1,433	$2,178

Supplemental schedule of non-cash investing activities:
Issuance of common stock in a business combination	$6,316	$3,798

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending April 30, 2022
Revenue	$5,490	$5,540	$—		$5,490	$5,540
Operating income	$2,371	$2,396	$494	[a]	$2,865	$2,890
Diluted earnings per share	$6.18	$6.24	$1.33	[b]	$7.51	$7.57

Twelve Months Ending July 31, 2022
Revenue	$12,165	$12,300	$—		$12,165	$12,300
Operating income	$2,441	$2,501	$1,929	[c]	$4,370	$4,430
Diluted earnings per share	$7.00	$7.16	$4.48	[d]	$11.48	$11.64
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $333 million; amortization of acquired technology of approximately $40 million; and amortization of other acquired intangible assets of approximately $121 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.3 billion; professional fees for business combinations of approximately $69 million; amortization of acquired technology of approximately $136 million; and amortization of other acquired intangibles of approximately $417 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, other income tax effects related to the use of the non-GAAP tax rate, and $39 million of net gains on other long-term investments.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated February 24, 2022 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2021 and fiscal 2022. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.